SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    Form 8-K
                                 Current Report


                     Pursuant to Section 13 to 15(d) of the

                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 22, 1999


                                  MESTEK, INC.
               (Exact name of registrant as specified in Charter)


Pennsylvania                         1-448                      25-0661650
(State of jurisdiction of   (Commission File Number           (IRS Employer
Incorporation)                                              Identification No.)


260 North Elm Street, Westfield, Massachusetts               01085
(Address of principal executive offices)                  (Zip code)

Registrant's telephone number, including area code  (413) 568-9571



                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5.  Other Events

On September 9, 1999, Mestek, Inc. ("Mestek") announced that it had entered into an amendment to the Plan and Agreement of Merger dated May 26, 1999 (the "Amendment") between Simione Central Holdings, Inc. ("SCHI"), Mestek, and its wholly-owned subsidiary, MCS, Inc. ("MCS"), whereby the shares of common stock of MCS shall be distributed to the Mestek common stock shareholders in a spin-off transaction, and MCS shall then be merged with and into SCHI.

In connection with the Amendment, Mestek loaned to SCHI the sum of $3,000,000 on a short-term basis. Upon the closing of the above-mentioned merger, the $3,000,000 loan will be canceled, and Mestek shall contribute an additional $3,000,000 to the capital of SCHI in return for newly issued Series B Preferred Stock of SCHI. The Series B Preferred Stock issued to Mestek will have voting rights equivalent to 11.2 million shares of SCHI common stock. Mestek will also receive as part of it capital contribution to SCHI a warrant for the subsequent purchase of 2 million shares of SCHI common stock. The Amendment also provides upon consummation of the merger for the appointment to the SCHI Board of Directors of six individuals designated by Mestek, and the obligation of the Mestek Major Shareholders (as defined in the Amendment) to vote for the nominees to the SCHI Board of Directors for eighteen months after the effective date of the merger.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits:

     Exhibit
     Number                           Description

          2.1* Amended and Restated Agreement and Plan of Merger and Investment Agreement dated September 9, 1999 among
                  MCS, Inc., Mestek, Inc., Simione Central Holdings, Inc., John E. Reed, Stewart B. Reed and E. Herbert Burk

         10.1*    Secured  Promissory  Note dated September 9,
                  1999,  payable  to  Mestek,   Inc.,  in  the
                  original principal amount of $3,000,000

         10.2* Security Agreement dated September 9, 1999, by and between Simione Central Holdings, Inc. and Mestek, Inc.

         10.3* Form of Certificate of Designations for the Series B Preferred Stock of Simione Central Holdings, Inc.

         10.4*    Form of Warrant exercisable by Mestek, Inc.

         10.5* Form of Merger Option Agreement between Simione Central Holdings, Inc. and Mestek, Inc.



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         *        Incorporated by reference to Exhibits 2.1, 10.1, 10.3, 10.4 and 10.5 of Simione Central Holdings, Inc.'s Current Report on Form 8-K/A, File No. 000-22162.

                                  Mestek, Inc.

         Dated:  September 22, 1999         By:/S/ STEPHEN M. SHEA
                                            ----------------------
                                            Stephen M. Shea
                                            Senior Vice President - Finance
                                            Chief Financial Officer